                                 EXHIBIT 22.1


                            LAKELAND BANCORP, INC.
                        SUBSIDIARIES OF THE REGISTRANT




    Name                                    Jurisdiction of Incorporation
    ----                                    -----------------------------


Lakeland Bank                               New Jersey chartered bank

Lakeland Investment Corporation             Delaware

Metropolitan State Bank                     New Jersey chartered bank

M.S.B. Investment, Inc.                     New Jersey